UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, in 2015 Vanda Pharmaceuticals Inc. (the “Company”) filed six separate patent infringement lawsuits in the United States District Court for the District of Delaware against Roxane Laboratories, Inc. (“Roxane”), Inventia Healthcare Pvt. Ltd., Taro Pharmaceuticals USA, Inc. and Taro Pharmaceutical Industries, Ltd., Apotex Inc. and Apotex Corp., and Lupin Ltd. and Lupin Pharmaceuticals, Inc. (collectively, the “Defendants”). The lawsuits each seek an adjudication that the respective Defendants infringed one or more claims of the Company’s U.S. Patent No. 9,138,432 (the “‘432 Patent”) and/or the Company’s U.S. Patent No. 8,586,610 (the “‘610 Patent”) by submitting to the U.S. Food and Drug Administration an Abbreviated New Drug Application for a generic version of Fanapt® prior to the expiration of the ‘432 Patent in September 2025 or the ‘610 Patent in November 2027, as applicable.

On March 30, 2016, the United States District Court for the District of Delaware scheduled a five-day bench trial beginning on May 15, 2017 at which all of the lawsuits described above would be tried together. This litigation is separate from the prior litigation between the Company and Roxane relating to the ‘610 Patent and Aventisub LLC’s U.S. Patent No. RE39,198, which has already been tried before Judge Sleet and in which the parties are awaiting the Court’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

Dated: April 4, 2016	By:	/s/ James P. Kelly
		Name:	James P. Kelly
		Title:	Senior Vice President, Chief Financial Officer, and Treasurer